Exhibit 32.2

CERTIFICATION

In connection with the quarterly report of CenterState Banks, Inc. (“Company”) on Form 10-Q for the period ended September 30, 2009 as filed with the Securities and Exchange Commission (“Report”), the undersigned does hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (2) to the best of my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2009	By:	/s/ James J. Antal
James J. Antal
Senior Vice President and Chief Financial Officer